UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2022

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting of stockholders (the “Annual Meeting”) of Augmedix, Inc. (the “Company”) held on June 16, 2022, the Company’s stockholders voted on two proposals and cast their votes as described below. The proposals are set forth in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 2, 2022. There were 37,398,187 shares of the Company’s common stock outstanding on the record date for the Annual Meeting.

Proposal 1: The Company’s stockholders elected two (2) nominees to the Board, as Class II directors, each to hold office for a three-year term and until the 2025 annual meeting or until his or her successor is duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Emmanuel Krakaris	21,842,999	278,564	5,631,358
Laurie A. S. McGraw	22,114,300	7,263	5,631,358

Effective as of the date of the Annual Meeting, the Board of Directors of the Company (the “Board”) appointed Ms. McGraw as a member of the Audit Committee of the Board.

Proposal 2: The Company’s stockholders ratified the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, as set forth below.

FOR	AGAINST	ABSTAIN
27,711,403	41,018	500

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: June 22, 2022	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer